UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2008 (August 25, 2008)

FUTURE NOW GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136069	20-4237445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Galleria Building, 61 Unquowa Rd.
Fairfield, Connecticut 06824
(Address of principal executive offices and Zip Code)

877-643-7244
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information provided in Item 3.02 below is incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities

On August 25, 2008, Future Now Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Alan Hall, a member of the Company’s Board of Directors (the “Buyer”), pursuant to which the Company sold 555,556 shares of the Company’s common stock, $0.001 par value (the “Shares”), and (ii) warrants to purchase 277,778 shares of the Company’s common stock (the “Warrants,” and together with the Shares, the “Securities”), to the Buyer at a purchase price of $0.18 per share for total proceeds of $100,000.

The Warrants have an exercise price of $0.36 per share (the “Exercise Price”). The Warrants may be exercised at any time on or after the issuance date for a period of five (5) years. The Exercise Price may be adjusted upon stock dividends, stock splits, subsequent equity sales by the Company, pro rata distributions among the Company’s existing shareholders, the Company’s undertaking a fundamental transaction, (as such term is defined in the Warrant) or voluntarily at the discretion of the Company’s Board of Directors.

The issuance of the Securities pursuant to the Purchase Agreement is exempt from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. Specifically, the sale of the Securities is expected to be exempt in reliance upon Rule 506 of Regulation D under the Securities Act because, among other things, the Securities will only be issued to an “accredited investor” as defined in Rule 501 of the Securities Act.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, with attached Exhibit A - Form of Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE NOW GROUP INC.

/s/ Jeffrey Eisenberg
Jeffrey Eisenberg
Chief Executive Officer, President and Director

Date: August 27, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, with attached Exhibit A - Form of Stock Purchase Warrant